Contact:	Raymond Martz	Tripp Sullivan
	Chief Financial Officer	Corporate Communications Inc.
	859/581-5900	615/254-3376

EAGLE HOSPITALITY PROPERTIES TRUST ANNOUNCES

FIRST QUARTER 2005 RESULTS

Highlights:

•	Net Income of $0.6 million

•	EBITDA of $4.2 million

•	FFO of $0.15 per diluted share

•	Comparable RevPAR increases 6.6%

•	Successfully completed acquisition of 270-room upper upscale Embassy Suites Hotel Phoenix-Scottsdale for $33.0 million in cash

•	Declared quarterly dividend of $0.175 per share, resulting in an annualized 7.5% yield based upon the May 11, 2005 closing stock price of $9.37

•	Conference call scheduled for May 12, 2005, at 11:00 AM EDT, to discuss results

COVINGTON, Ky. (May 12, 2005) — Eagle Hospitality Properties Trust, Inc. (NYSE: EHP) today announced results for the first quarter ended March 31, 2005.

Financial Results

For the quarter ended March 31, 2005, the Company reported total revenue of $21.7 million compared with $18.6 million for the Predecessor in the prior-year period. The Company reported net income of $0.6 million, or $0.04 per diluted share, in the quarter compared with a net loss of ($0.1 million) for the Predecessor in the prior-year period. Funds from operations (“FFO”) was $3.5 million, or $0.15 per diluted share, for the quarter compared with $2.1 million for the prior-year period.

Earnings before interest, income taxes, depreciation and amortization (“EBITDA”) was $4.2 million for the quarter compared with $5.0 million for the prior-year period. The current year EBITDA includes approximately $1.8 million of corporate overhead and stock-based compensation amortization, which was not incurred during the prior year period.

Bill Blackham, Eagle’s President and Chief Executive Officer, said, “The performance of our portfolio during the quarter was in line with our expectations as lodging demand continues to improve in several of our markets. The newly renovated Hilton Cincinnati Airport Hotel led our portfolio RevPAR growth during the quarter, as the hotel was able to improve market share and increase room rates due to the recently completed guestroom and public area refurbishments. In addition, our Embassy Suites hotels in Columbus and Cleveland performed well due to an ongoing improvement in corporate transient demand in these markets which we anticipate will

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EAGLE HOSPITALITY PROPERTIES TRUST, INC.

EHP Reports First Quarter Results

May 12, 2005

continue throughout the year. Although the recovery in business travel in the Midwest has to this point lagged the rest of the country, we are beginning to see signs of improved booking activity from both the corporate transient and group segments in several of our Midwest markets.”

FFO and EBITDA are non-GAAP operating measures. See our disclosure at the end of this release regarding these non-GAAP measures.

Hotel Operating Performance

The Company’s key operating statistics and hotel EBITDA tables include results for both the current and prior-year periods for the hotels owned by Eagle as of March 31, 2005, as if owned for the entire current year and prior year periods. The Chicago Marriott Southwest at Burr Ridge, which opened in August 2004, is excluded from the calculations of both RevPAR and hotel EBITDA.

Comparable room revenue per available room (“RevPAR”) for the quarter ended March 31, 2005, increased 6.6 percent to $77.57 compared with the same period in 2004. Average daily rate (“ADR”) rose to $119.31, a 3.8 percent improvement over prior year, while occupancy rose 2.5 percent to 65.0 percent.

Food and beverage revenue for the portfolio declined 2.0 percent compared with the prior-year period due to the Hyatt Rochester and the Cincinnati Landmark Marriott. The Hyatt Rochester experienced a decline in group demand compared with the prior-year period. At the Cincinnati Landmark Marriott, group business generated less food and beverage revenue as compared with the prior year period and there was a decline in the number of meetings held at the hotel versus the First Quarter of 2004.

The Company’s hotels generated $6.9 million of hotel EBITDA in the quarter compared with $6.4 million during the prior year. First quarter hotel EBITDA margins improved 92 basis points from the prior year. The hotel EBITDA margin improvement was primarily due to reductions in hotel management fees and property taxes.

“As anticipated, disruption caused by renovations that occurred at several of our hotels during the quarter, as well as above-inflationary increases in wages and benefits, liability insurance and energy have somewhat tempered our margin gains,” advised Mr. Blackham. “We will continue to assertively monitor and control this expense growth in conjunction with our hotel management teams.”

Capital Structure

As of the end of the first quarter of 2005, Eagle Hospitality Properties had total outstanding mortgage debt of $163.0 million. Interest expense for the quarter was $2.1 million, resulting in a Corporate EBITDA to interest coverage ratio of 2.14 times during the period of the Company’s ownership. As of March 31, 2005, total net debt to enterprise value was 41.8 percent.

Of the $163.0 million of mortgage debt outstanding at March 31, 2005, $88.3 million was fixed-rate debt with a weighted average interest rate of 6.3 percent. The remaining $74.7 million was

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EHP Reports First Quarter Results

May 12, 2005

floating-rate debt with a weighted average interest rate of 5.4 percent. The combined mortgage debt had a weighted average interest rate of 5.9 percent. The Company expects to continue to convert additional debt from floating-rate to fixed-rate as opportunities arise during 2005.

Acquisition Activity

On February 24, 2005, the Company acquired the 270-room Embassy Suites Hotel Phoenix-Scottsdale in Phoenix, Arizona, for $33.0 million. The Company expects to invest an additional $0.6 million during the year for Embassy Suites brand enhancements and other property improvements at this hotel.

“We have exercised discipline and patience when evaluating new acquisitions,” said Mr. Blackham. “While our well-defined investment criteria results in a smaller universe of assets we would contemplate acquiring when compared with others in our industry, we continue to believe it is the prudent long-term approach. We diligently pursue only those opportunities that meet our criteria and that we believe will enhance shareholder value.”

Dividend Update

On March 31, 2005, the Company declared its first quarter dividend of $0.175 per share payable to its common stockholders of record on April 6, 2005. This represents a 7.5% annualized yield based on the Company’s closing share price of $9.37 on May 11, 2005.

Outlook

“We believe 2005 will be a strong year for the lodging industry and Eagle Hospitality as the spread between new supply and lodging demand continues to improve,” noted Mr. Blackham. “As our portfolio continues to build occupancy, we expect to increasingly be able to raise room rates. Although our ability to improve rates at out hotels thus far has been limited compared with other major urban markets such as Washington, D.C. and New York, we are encouraged by recent trends which indicate the improvements in the economy are starting to positively impact the Midwest, where we have a higher concentration of assets. We are cautiously optimistic that this trend will continue to develop as the year progresses.”

The Company continues to closely monitor the booking pace and activity at the recently developed and opened Chicago Marriott Southwest at Burr Ridge. The hotel’s ramp up thus far has been slower than anticipated due to its late opening in 2004 as well as the continued weak conditions in the Chicago lodging market. However, the Company is encouraged by recent signs that booking pace has increased as sales and marketing efforts are beginning to produce meaningful improvements in the hotel’s performance. Additionally, the Company believes that lodging demand in the Chicago region is beginning to improve.

The Company’s current 2005 outlook is as follows:

Net income	$4.4 million to $6.8 million ($0.19 to $0.29 per diluted share)
FFO	$19.6 million to $21.9 million ($0.84 to $0.94 per diluted share)
Acquisitions	Up to $150.0 million (which includes the Embassy Suites-Phoenix-Scottsdale acquired in February 2005)

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EHP Reports First Quarter Results

May 12, 2005

These forecasts assume a continued strong economy and no unexpected events impacting the economy, travel industry or the Company’s portfolio.

These forward-looking statements are subject to risks and uncertainties. See our disclosure regarding forward-looking statements at the end of this release.

Earnings Conference Call and Webcast

Eagle Hospitality Properties Trust will host a conference call to discuss its results for the first quarter 2005 on May 12, 2005, at 11:00 a.m. EDT. The number to call for the live interactive teleconference is (913) 981-5560. A replay of the conference call will be available until May 19, 2005, by dialing (719) 457-0820 and entering the passcode, 8607742.

The live broadcast of Eagle Hospitality Properties Trust’s quarterly conference call will be available online at the Company’s website, www.eaglehospitality.com as well as http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=179874&eventID=1052576 on May 12, 2005, beginning at 11:00 a.m. EDT. The online replay will follow shortly after the call and continue through May 26, 2005.

About Eagle Hospitality Properties Trust

Eagle Hospitality Properties Trust is a real estate investment trust focused on investment opportunities in the full-service and all-suites hotel industry. The Company owns 10 upper upscale full service and all-suites hotels. The hotels are located in Arizona, Colorado, Florida, New York, Kentucky, Ohio and Illinois. More information on the Company can be found at www.eaglehospitality.com.

Cautionary Note Regarding Forward-Looking Statements

Certain matters discussed in this press release, including its attachments, such as our expected operating performance, growth potential, market penetration, improved operating margins, ability to obtain additional financing on favorable terms, strategic alliance and acquisition activity, are forward-looking statements within the meaning of the federal securities laws. These statements are distinguished by use of the words “anticipates,” “will,” “expect,” “intends” and words of similar meaning. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, including continued recovery in the Company’s specific markets, the hotel industry as a whole, and increased penetration by the Company’s hotels in their respective competitive markets, it can give no assurance that its expectations will be achieved. Factors that could cause actual results to differ materially from our current expectations are detailed in the Company’s 2004 Annual Report on Form 10-K.

The Company does not undertake a duty to update forward-looking statements, including its expected operating results for the second quarter or the full year 2005. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.

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EHP Reports First Quarter Results

May 12, 2005

Eagle Hospitality Properties Trust, Inc.

Definitions and Reconciliations of Non-GAAP

Financial Measures and Other Terms

The financial results presented above and in the accompanying financial tables include the results of the Company for the first quarter ended March 31, 2005, and the results of the Predecessor for the first quarter ended March 31, 2004.

This release, including this attachment, contains certain non-GAAP financial measures, such as FFO and EBITDA. The definition and calculation of these non-GAAP financial measures as set forth in this release may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered an alternative to net income as an indication of our performance. In addition, these non-GAAP financial measures do not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered as an alternative measure of liquidity or as indicative of cash available to fund cash needs.

The Company believes that FFO and EBITDA are key measures of a REIT’s financial performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company’s operating performance. A reconciliation of these non-GAAP financial measures is included in the accompanying financial tables.

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EHP Reports First Quarter Results

May 12, 2005

EAGLE HOSPITALITY PROPERTIES TRUST, INC. AND PREDECESSOR

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	The Company Quarter Ended March 31, 2005	The Predecessor Quarter Ended March 31, 2004
REVENUE
Rooms	$15,655	$13,174
Food and beverage	5,260	4,738
Other	788	678

Total Revenue	21,703	18,590

EXPENSES
Rooms	3,968	3,264
Food and beverage	3,581	3,097
Other operating	492	424
Selling, general and administrative expense	7,816	6,845
Depreciation and amortization	2,642	2,179
Corporate general and administrative	1,102	—
Stock-based compensation	679	—

Total Operating Expenses	20,280	15,809

NET OPERATING INCOME	1,423	2,781
Interest income	113	37
Interest expense	(2,139)	(2,875)
Other income (expense)—net	(25)	2

Loss before minority interest and provision for income taxes	(628)	(55)
Income tax benefit	1,495	—
Minority interest	(222)	—

NET INCOME (LOSS)	$645	$(55)
Unrealized gain (loss) on marketable securities	(11)	12
Effect of interest rate swap	—	253

COMPREHENSIVE INCOME	$634	$210

Basic income per share	$0.04
Diluted income per share	$0.04
Weighted average shares outstanding
Basic	17,360
Diluted	23,354

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EHP Reports First Quarter Results

May 12, 2005

EAGLE HOSPITALITY PROPERTIES TRUST, INC. AND PREDECESSOR

CONSOLIDATED AND COMBINED BALANCE SHEETS

(in thousands)

	March 31, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$12,422	$15,661
Restricted cash - real estate escrows	1,936	1,536
Restricted replacement reserves	7,906	8,704
Accounts receivable, net	2,989	2,437
Inventories	479	454
Deferred income taxes	1,495	—
Deferred franchise fees and intangibles, net	1,698	505
Prepaid expenses and other assets	1,064	2,848
Investment in hotel properties, net	254,302	220,239

Total assets	$284,291	252,384

LIABILITIES AND OWNERS’ EQUITY
LIABILITIES:
Mortgage notes payable	$163,000	$107,316
Other long term debt	54	58
Related party debt	—	23,391
Capital lease obligations	15	30
Accounts payable	1,555	1,564
Due to affiliates	1,414	1,088
Dividends and distributions payable	4,087	—
Accrued expenses	5,849	4,269
Advance deposits	762	476

Total liabilities	176,736	138,192

Minority interest	15,160	17,035

OWNERS’ EQUITY:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock, $0.01 par value, 100,000,000 shares authorized, 17,362,373 and 17,358,573 shares issued and outstanding at March 31, 2005 and December 31, 2004, respectively	174	174
Additional paid-in capital	100,523	100,487
Accumulated other comprehensive income	11	22
Deferred compensation	(2,980)	(3,623)
Retained earnings (deficit)	(5,333)	97

Total owners’ equity	92,395	97,157

Total liabilities and owners’ equity	$284,291	$252,384

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EHP Reports First Quarter Results

May 12, 2005

EAGLE HOSPITALITY PROPERTIES TRUST, INC. AND PREDECESSOR

Portfolio Operating Statistics and Hotel EBITDA Comparison of Q1 2005 to Q1 2004

($ in thousands)

	Q1 -2005		Q1 -2004
9 HOTELS
Occupancy Percentage	65.0%		63.4%
Average Daily Rate	$119.31		$114.89
Rev PAR	$77.57		$72.79
Departmental Revenues
Room Revenue	16,817		15,934
Food & Beverage	5,304		5,410
Other	911		909

Total Revenues	23,032		22,253
Room Expense	4,164		3,889
Food & Beverage	3,607		3,561
Other Expense	553		569
House Expense	6,769		6,653

Total Operating Expenses	15,093		14,672
Gross Operating Profit	7,939		7,581

Total Fixed Expenses	1,073		1,152

EBITDA	6,866	29.8%	6,429	28.9%

For comparative purposes this schedule includes the Embassy Suites Phoenix-Scottsdale, which was acquired by Eagle Hospitality on February 24, 2005, for the entire period ending March 31, 2005 and 2004, but excludes the Chicago Marriott Southwest at Burr Ridge for both periods as this property did not open until August 2004.

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EHP Reports First Quarter Results

May 12, 2005

EAGLE HOSPITALITY PROPERTIES TRUST, INC. AND PREDECESSOR

Reconciliation of Net Income to EBITDA and Funds From Operations (FFO)

(in thousands, except share data)

NET INCOME TO EBITDA RECONCILIATION

	The Company Q1 2005	The Predecessor Q1 2004
Net income (loss)	$645	$(55)
Minority interest	222	—
Real estate related depreciation and amortization	2,642	2,179
Interest expense	2,139	2,875
Income tax benefit	(1,495)	—

EBITDA	$4,153	$4,999

NET INCOME TO FFO RECONCILIATION

	The Company Q1 2005	The Predecessor Q1 2004
Net income (loss) before minority interest	$867	$(55)
Real estate related depreciation	2,601	2,179

FFO	$3,468	$2,124

FFO per share - fully diluted	$0.15

Weighted average shares outstanding	17,360,051
Operating partnership units	5,993,837

Fully diluted shares outstanding	23,353,888

FFO is determined on a definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is calculated by the Company as net income or loss computed in accordance with GAAP, adjusted for gains or losses on sales of previously depreciated properties, extraordinary gains or losses (as defined by GAAP), cumulative effect of a change in accounting principle and depreciation of real estate assets, including adjustments for unconsolidated partnerships and joint ventures. Management generally considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses related to dispositions of previously depreciated properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. A reconciliation of FFO to net income is shown above.

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EHP Reports First Quarter Results

May 12, 2005

Net Debt to Total Enterprise Value (at March 31, 2005)

Mortgage debt	$163,000
Other long-term debt	15
Capital leases	54

Total debt	163,069
Unrestricted cash	(12,422)

Net debt	$150,647

Common shares outstanding	17,362
Operating partnership units	5,994

Total shares and units outstanding	23,356
3/31/05 closing price	8.97
Market capitalization	$209,503

Total enterprise value	$360,150

Net debt/Total enterprise value	41.8%

Interest Coverage Ratio
EBITDA Oct 2004-March 2005 *	$9,084
Divided by interest expense	$4,238

Times interest covered	2.14

For purposes of this calculation, only the period of Eagle’s ownership is being considered due to the changes in the Company’s capital structure after the IPO.

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